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As Filed with the Securities and Exchange Commission on

Registration No. 33-

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 LAKE STREET EAST, MAILCODE EX0-03-A, WAYZATA, MN 55391-1693
(Address of principal executive offices, including Zip Code)

TCF FINANCIAL 1995
INCENTIVE STOCK PROGRAM
(Full Title of Plan)

DIANE O. STOCKMAN
GENERAL COUNSEL FOR CORPORATE AFFAIRS
TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAILCODE EX0-03-A
WAYZATA, MN 55391-1693
(Name and address of agent for service)

(952) 475-7054
(Telephone number, including area code, or agent for service)

Approximate date of commencement of proposed sale:
 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common stock, $.01 par value(1)	2,500,000 shares(2)	$41.945(3)	$104,862,500(3)	$26,216

(1)
Includes Preferred Share Purchase Rights to purchase Series A Junior Participating Preferred Stock which currently are not separable from the common stock and are not exercisable.

(2)
The number of shares registered represents the number of additional shares authorized by the board of directors and approved by shareholders on May 10, 2000.

(3)
Pursuant to Rule 457(c), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such TCF common stock, par value $.01, reported on the New York Stock Exchange on June 8, 2001 of $41.945.

STATEMENT OF INCORPORATION

    Pursuant to Instruction E, the contents of Registration No. 33-63767 filed on October 27, 1995, for the TCF Financial 1995 Incentive Stock Plan are hereby incorporated by reference.

EXHIBITS

Exhibit Number	Description	Page
5	Opinion of Diane O. Stockman, General Counsel for Corporate Affairs of TCF Financial Corporation as to the legality of TCF Common Stock	5
23	Consent of KPMG LLP	6
24	Power of Attorney	7

SIGNATURES

    The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on June 11, 2001.

TCF FINANCIAL CORPORATION
By:	/s/ WILLIAM A. COOPER William A. Cooper Chairman of the Board and Chief Executive Officer
By:	/s/ NEIL W. BROWN Neil W. Brown Chief Financial Officer, Treasurer and Executive Vice President (Chief Financial Officer)

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Thomas A. Cusick, Vice Chairman of the Board, Chief Operating Officer and Director
* Lynn A. Nagorske, President and Director
* William F. Bieber, Director	* Rodney P. Burwell, Director
* John M. Eggemeyer III, Director	* Robert E. Evans, Director
* Luella G. Goldberg, Director	* George G. Johnson, Director
* Thomas J. McGough, Director	* Richard F. McNamara, Director
* Gerald A. Schwalbach, Director	* Ralph Strangis, Director
* /s/ GREGORY J. PULLES Gregory J. Pulles, Attorney-in-fact pursuant to Power of Attorney attached as Exhibit 24.	June 11, 2001 Date

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

INDEX TO EXHIBITS
FOR FORM S-8

Exhibit Number	Description	Sequentially Numbered Page
5	Opinion of Diane O. Stockman, General Counsel for Corporate Affairs of TCF Financial Corporation as to the legality of TCF Common Stock	5
23	Consent of KPMG LLP	6
24	Power of Attorney	7

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STATEMENT OF INCORPORATION
SIGNATURES
TCF FINANCIAL CORPORATION AND SUBSIDIARIES INDEX TO EXHIBITS FOR FORM S-8